John Hancock Investment Management Services, LLC
601 Congress Street
Boston, MA 02210
June 8, 2010
To the Trustees of:
John Hancock Funds III
601 Congress Street
Boston, MA 02210

Re:	Amended and Restated Expense Limitation Agreement and Voluntary Expense Limitation Notice
With reference to the Advisory Agreement dated July 1, 2009, as amended, entered into by and between John Hancock Investment Management Services, LLC (the “Adviser”) and John Hancock Funds III (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:
1. The Adviser agrees to contractually waive its management fee for each Fund and, to the extent necessary, bear other expenses, as set forth in Appendices A and B hereto.
2. The Adviser has voluntarily agreed to waive its management fee as set forth in Appendices C and D.
3. We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statement on Form N-1A for the Trust and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.
Very truly yours,

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC

By:	/s/ Jeffery H. Long Jeffrey H. Long
Chief Financial Officer

By:	/s/ Charles Rizzo Charles Rizzo
Senior Vice President

APPENDIX A
Total Fund Operating Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fees; (vi) short dividend expense and (vii) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for the classes of shares of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund/Class	A		B		C		R1		R3		R4		R5		I		I2		T	ADV		1	NAV
U.S. Core*	1.35%		2.05%		2.05%		1.64%		1.54%		1.24%		0.94%		0.89%		N/A		N/A	N/A		N/A	N/A
Int’l Core*	1.60%		2.30%		2.30%		1.89%		1.79%		1.49%		1.19%		1.14%		N/A		N/A	N/A		1.10%	None
Int’l Growth*	1.70%		2.40%		2.40%		N/A		N/A		N/A		N/A		1.24%		N/A		N/A	N/A		1.20%	None
Value Opp’s*	1.37%		2.07%		2.07%		N/A		N/A		N/A		N/A		0.91%		N/A		N/A	N/A		N/A	N/A
Growth Opp’s*	1.50%		2.20%		2.20%		N/A		N/A		N/A		N/A		1.04%		N/A		N/A	N/A		N/A	N/A
Global SH Yield*	1.55%		2.25%		2.25%		N/A		N/A		N/A		N/A		1.09%		N/A		N/A	N/A		N/A	None
CV Mega Cap*	1.37%		2.12%		2.12%		N/A		N/A		N/A		N/A		0.96%		N/A		N/A	N/A		N/A	N/A
Leveraged Comp**	1.35%		2.05%		2.05%		N/A		N/A		N/A		N/A		0.89%		N/A		N/A	N/A		N/A	N/A
Small Cap Opp’s**	1.65%		2.35%		2.35%		N/A		N/A		N/A		N/A		1.19%		N/A		N/A	N/A		N/A	N/A
Disciplined Value	1.30	%***	2.05	%***	2.05	%***	1.64	%**	1.54	%**	1.24	%**	0.94	%**	0.90	%***	0.85	%***	N/A	1.00	%***	N/A	N/A
Rainier Growth**	1.35%		2.10%		2.10%		1.69%		1.59%		1.29%		0.99%		0.94%		N/A		1.40%	1.14%		N/A	N/A
Core High Yield**	1.25%		None		None		N/A		N/A		N/A		N/A		0.84%		N/A		N/A	N/A		N/A	N/A
Small Company	1.34	%**	N/A		N/A		1.80	%***	1.70	%***	1.40	%***	1.10	%***	1.11	%****	N/A		N/A	1.34	%****	N/A	N/A

A-1

*	At the June 6-8, 2010 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of the extension of the expiration date of the fee waiver and expense reimbursement arrangements until June 30, 2011, and thereafter until terminated by the Adviser.

**	At the June 6-8, 2010 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of the extension of the expiration date of the fee waiver and expense reimbursement arrangements until July 31, 2011, and thereafter until terminated by the Adviser.

***	This expense reimbursement shall continue in effect until June 30, 2011 and thereafter until terminated by the Adviser.

****	This expense reimbursement shall continue in effect until December 11, 2011 and thereafter until terminated by the Adviser.

A-2

APPENDIX B
Total Operating Expense Limitations
For purposes of this Appendix:
“Expenses” means all the expenses of a class of shares of a Fund (including those expenses of the Fund attributable to such class) but excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) acquired fees and (vi) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of average annual net assets (on an annualized basis) attributable to a class of shares of the Funds set forth below.
The Adviser agrees to make payment to a specific class of shares of the Fund (up to the amount of the expenses relating solely to such class of shares), in an amount equal to the amount by which the Expenses of such class of shares exceed the Expense Limit for such class set forth in the table below.
The Expense Limit for each class of the Fund for the purposes of this Appendix shall be as follows:

Fund/Class	A	B	C	I
International Allocation	0.63%	1.33%	1.33%	0.17%
At the June 6-8, 2010 meeting of the Board of Trustees of the Trust, the Adviser notified the Board of the extension of the expiration date of the fee waiver and expense reimbursement arrangements until June 30, 2011, and thereafter until terminated by the Adviser.

B-1

APPENDIX C
Advisor Fee Voluntary Waiver
Fund Level
The Adviser, as the investment adviser for the John Hancock International Allocation Portfolio (the “Fund”), receives a fee of 0.05% on assets invested in funds of John Hancock Funds II and the Trust and 0.50% on all other investments.
The Fund invests in other mutual funds, of which some or all of the investments are mutual funds managed by the Adviser who receives an advisory fee for such services. The voluntary adviser fee waiver shall apply as follows:
The Adviser has voluntarily agreed to waive its advisory fees for the Fund so that the amount retained by the Adviser after payment of subadvisory fees, including Adviser fees collected on the underlying investments after payment of subadvisory fees, does not exceed 0.50% of the Fund’s average annual net assets.
This advisory fee waiver is voluntary and can be terminated at any time by the Adviser on notice to the Trust.

C-1

APPENDIX D
Fund Level Voluntary Limit on Total Operating Expenses
For purposes of this Appendix:
“Expenses” means all the expenses of a Fund excluding: (i) taxes; (ii) portfolio brokerage commissions; (iii) interest; (iv) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business; (v) underlying fund expenses; (vi) Rule 12b-1 fees; (vii) transfer agency fees; (viii) printing, postage and blue sky registration fees; and (ix) fees under any agreements or plans of the Fund dealing with services for shareholders and others with beneficial interests in shares of the Trust.
“Expense Limit” means the percentage of a Fund’s average annual net assets (on an annualized basis) set forth below.
The Adviser agrees to waive advisory fees and, to the extent necessary, reimburse other expenses of the Fund, in an amount equal to the amount by which the Expenses of such Fund exceed the Expense Limit for such Fund set forth in the table below.
The Expense Limit for each of the Funds indicated below for the purposes of this Appendix shall be as follows:

Fund	Expense Limit*
Core High Yield	0.19%
Small Cap Opportunities	0.17%
International Allocation	0.16%
Value Opportunities	0.04%
US Core	0.09%
Classic Value Mega Cap	0.16%

*	Fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser.

D-1